SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 28, 2005

724 Solutions Inc.
(Exact name of registrant as specified in charter)

Canada	000-31146	Inapplicable

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1221 State Street, Suite 200
Santa Barbara, CA 93101

(Address of principal executive offices)

(805) 884-8308

(Registrant’s telephone no., including area code)

          Item 1.01. Entry into a Material Definitive Agreement.

          On April 28, 2005, 724 Solutions Inc. (the “Company”) held its annual and special meeting of shareholders (the “Meeting”).  At the Meeting, the stockholders approved the Company’s 2005 Stock Incentive Plan (the “2005 Plan”) adopted by its Board of Directors, including certain option grants made in December 2004.

          A total of 775,000 of the Company’s common shares are initially reserved for issuance under the 2005 Plan, subject to adjustment only in the event of a stock split, stock or other extraordinary dividend, or other similar change in the common shares or capital structure of the Company.

          The 2005 Plan is administered, with respect to grants to employees, directors, officers, and consultants, by the plan administrator (the “Administrator”), defined as the Company’s Board of Directors or one or more committees designated by the Board.  The 2005 Plan will be administered by the Company’s Governance, Nomination, Human Resources and Compensation Committee.

          The 2005 Plan provides for the grant of stock options, restricted stock, restricted stock units, stock appreciation rights, deferred share units and dividend equivalent rights (collectively referred to as “awards”).

          The Company’s Board of Directors may at any time amend, suspend or terminate the 2005 Plan.  The 2005 Plan will terminate ten years after its effective date, unless terminated earlier by the Board.

           At the Meeting, the Company’s shareholders approved the December 2004 grant of 427,000 options to officers and directors (other than Mr. Joseph Aragona) of the Company under the 2005 Plan.  These awards included the grant of 140,000 options to directors who were not also executive officers of the Corporation (35,000 options per director) as part of their annual compensation.  The balance of these awards (287,000 options) was granted to seven officers of the Corporation. These grants are summarized in the following table:

Name and Position	Exercise Price	Number of Options

John J. Sims, Chief Executive Officer	$5.85	125,000
Glenn Barrett, Chief Financial Officer and Senior Vice President, Corporate Services	CDN $6.99 (approximately $5.85)	57,000
Alan Prenoveau, Senior Vice President, MNO Consulting & Delivery Services	$5.85	30,000
Elda Rudd, Vice President, Marketing	$5.85	20,000
John Elliott, Vice President, Product Management	$5.85	35,000
All current executive officers as a group	$5.85	287,000
All current non-executive officer directors as a group	$5.85	140,000

          A copy of the 2005 Plan, as amended, is incorporated by reference herein as Exhibit 10.1.  A more extensive discussion of the terms of the 2005 Plan is set forth in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2005.

          Item 9.01.  Financial Statements and Exhibits.

          (c)          Exhibits

          Exhibit 10.1: 724 Solutions 2005 Stock Incentive Plan (incorporated by reference from the registrant’s definitive proxy statement filed with the Securities and Exchange Commission on March 31, 2005)

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

724 SOLUTIONS INC.

	By:	/s/ ERIC LOWY

	Name:	Eric Lowy
	Title:	General Counsel and Corporate Secretary
Date: April 29, 2005